Exhibit 99

Wright Medical Group, Inc. Reports Results for First Quarter Ended March 31,
2005

    ARLINGTON, Tenn.--(BUSINESS WIRE)--April 26, 2005--

         Quarter's Net Sales are Highest in Company's History

    Wright Medical Group, Inc. (NASDAQ:WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported financial results for its first quarter ended March 31, 2005.
    Net sales totaled $82.6 million during the first quarter ended March 31, 2005, representing a 10% increase over net sales of $74.9 million during the first quarter of 2004. First quarter net sales achieved a record level for any quarter in the Company's history. Excluding the impact of foreign currency, net sales increased 9% during the first quarter. Net income for the first quarter of 2005 totaled $7.3 million or $.21 per diluted share, an increase of 11% per share, compared to net income of $6.6 million or $.19 per diluted share during the first quarter of 2004.
    Laurence Y. Fairey, President and Chief Executive Officer commented, "We are very pleased with our operating performance during the first quarter, which achieved the upper end of our outlook ranges for both net sales and earnings per share. Domestic first quarter net sales results reflect continued growth in all of our product lines. Our hip business, which grew by 17% globally and 28% domestically in the first quarter, continues to benefit from one of the most innovative product portfolios in the industry, including our advanced hard bearing surface products and stem offerings that incorporate our proprietary modular neck technologies. As previously discussed, we continue to expect the sales growth of our biologics and extremities businesses to accelerate as the year progresses, aided by sales and marketing initiatives and new product launches."
    Mr. Fairey continued, "Also consistent with previous guidance, we continue to expect our earnings per share growth to accelerate in the second half of '05 aided by both higher sales gains and by a reduced impact of expenses related to new product launches and changes in our European sales organization. Altogether, we are on track for another solid year of both top- and bottom-line performance."

    Sales Review

    Globally, the Company experienced growth across all of its major product lines during the first quarter of 2005, with the Company's hip product line again posting an outstanding growth rate. Specifically, global net sales of the Company's hip, knee, extremity and biologics product lines increased by 17%, 9%, 6% and 5%, respectively, during the first quarter of 2005 when compared to the first quarter of 2004.
    Domestic sales totaled $49.8 million during the first quarter of 2005 representing an increase of 12% compared to 2004. First quarter domestic sales of the Company's hip, knee, extremity and biologics product lines reflected growth of 28%, 10%, 8% and 2%, respectively.
    International sales totaled $32.8 million during the first quarter, an increase of 8% compared to the first quarter of 2004. The Company's international sales results included favorable foreign currency impacts totaling approximately $1.2 million. A reconciliation of GAAP to "as adjusted" results is included in the attached financial tables.

    Outlook

    The Company has narrowed its previously-communicated sales target for the full year 2005 to a range of $335 million to $344 million, representing a sales growth objective of approximately 13% to 16%, and has narrowed its previously-communicated full year earnings per share outlook to a target range of $0.87 to $0.90 per diluted share, representing annual growth of approximately 16% to 20% compared to 2004 net income, as adjusted, per diluted share. These newly-established net sales and earnings targets reflect increases to their respective lower ends when compared to the Company's previously-communicated targets.
    The Company's anticipated targets for the second quarter of 2005 for net sales are in the range of $84 million to $86 million, representing sales growth objectives between approximately 11% and 14% for the quarter, with earnings per share results ranging from $0.19 to $0.21 per diluted share. These targets for the second quarter and full year of 2005 exclude the effect of possible future acquisitions or other material future business developments.
    A reconciliation of 2004 net income, as adjusted, per diluted share is available in the "Corporate - Investor Information - Supplemental Financial Information" section of the Company's website located at www.wmt.com.
    The Company's anticipated targets for net sales and earnings per share are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Conference Call

    As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 800-289-0743 (domestic) or 913-981-5546
(international). To access a simultaneous webcast of the conference call via the internet, go to the "Corporate - Investor Information" section of the Company's website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 7:30 p.m. (Central Time) today and continuing until 12:00 a.m. (Central
Time) on May 3, 2005. To hear this replay, dial 888-203-1112 (domestic) or 719-457-0820 (international) and enter the registration number 8714849. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the "Corporate - Investor Information - Audio Archives" section of the Company's website located at www.wmt.com.
    The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release or otherwise available in the "Corporate - Investor Information - Supplemental Financial Information" section of the Company's website located at www.wmt.com.
    The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Non-GAAP Financial Measures

    The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, gross profit, as adjusted, operating income, as adjusted, net income, as adjusted and net income, as adjusted, per diluted share. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, and the financial impact of significant litigation, which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

    Safe-Harbor Statement

    This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current views of future performance, results, and trends. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company's filings with the Securities and Exchange Commission (including the Company's annual report on Form 10-K for the year ended December 31, 2004 under the heading, "Factors Affecting Future Operating Results"), which could cause the Company's actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.

    Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company's website at www.wmt.com.


                      Wright Medical Group, Inc.
            Condensed Consolidated Statements of Operations
           (in thousands, except per share data--unaudited)

                                                  Three Months Ended
                                                ----------------------
                                                 March 31,   March 31,
                                                    2005        2004
                                                ----------- ----------

Net sales                                        $  82,601   $ 74,917
Cost of sales                                       22,777     20,386
                                                ----------- ----------
     Gross profit                                   59,824     54,531

Operating expenses:
  Selling, general and administrative               41,668     37,134
  Research and development                           4,897      4,982
  Amortization of intangible assets                  1,059        942
  Stock-based expense(1)                               212        424
                                                ----------- ----------
     Total operating expenses                       47,836     43,482
                                                ----------- ----------
     Operating income                               11,988     11,049
Interest expense, net                                   90        284
Other expense, net                                     174         38
                                                ----------- ----------
     Income before income taxes                     11,724     10,727
Provision for income taxes                           4,455      4,113
                                                ----------- ----------
     Net income                                  $   7,269   $  6,614
                                                =========== ==========

Net income per share, basic                      $    0.21   $   0.20
                                                =========== ==========
Net income per share, diluted                    $    0.21   $   0.19
                                                =========== ==========
Weighted-average number of common shares
 outstanding, basic                                 33,875     33,077
                                                =========== ==========
Weighted-average number of common shares
 outstanding, diluted                               35,201     35,241
                                                =========== ==========

(1) Amounts presented as stock-based expense consist of; cost of sales totaling $11 and $27 for the three months ended March 31, 2005 and 2004, respectively; selling, general and administrative expenses of $201 and $371 for the three months ended March 31, 2005 and 2004, respectively; and research and development expenses of $0 and $26 for the three months ended March 31, 2005 and 2004, respectively.


                      Wright Medical Group, Inc.
                      Consolidated Sales Analysis
                   (dollars in thousands--unaudited)

                                             Three Months Ended
                                       -------------------------------
                                       March 31,   March 31,    %
                                           2005       2004    change
                                       ----------- --------- ---------
Geographic
----------
Domestic                               $   49,762  $ 44,377      12.1%
International                              32,839    30,540       7.5%
                                       ----------- --------- ---------
Total net sales                        $   82,601  $ 74,917      10.3%
                                       =========== ========= =========

Product Line
------------
Hip products                           $   29,170  $ 24,861      17.3%
Knee products                              24,806    22,739       9.1%
Biologics products                         15,413    14,720       4.7%
Extremity products                          9,847     9,254       6.4%
Other                                       3,365     3,343       0.7%
                                       ----------- --------- ---------
Total net sales                        $   82,601  $ 74,917      10.3%
                                       =========== ========= =========


                      Wright Medical Group, Inc.
               Reconciliation of Net Sales to Net Sales
               Excluding the Impact of Foreign Currency
                   (dollars in thousands--unaudited)

                                                   Three Months Ended
                                                     March 31, 2005
                                                   -------------------
        Net sales, as reported                      $          82,601
        Less: Currency impact as compared to
         respective prior period                               (1,221)
                                                   -------------------
        Net sales, excluding the impact of foreign
         currency                                   $          81,380
                                                   ===================


                      Wright Medical Group, Inc.
                 Condensed Consolidated Balance Sheets
                   (dollars in thousands--unaudited)

                                             March 31,   December 31,
                                               2005           2004
                                            -----------  -------------

Assets
Current assets:
  Cash and cash equivalents                  $  88,036    $    83,470
  Accounts receivable, net                      63,386         61,662
  Inventories                                   78,500         76,269
  Prepaid expenses and other current assets     34,441         33,621
                                            -----------  -------------
     Total current assets                      264,363        255,022
                                            -----------  -------------

Property, plant and equipment, net              70,414         70,207
Intangible assets, net                          24,362         25,985
Other assets                                    10,727          9,944
                                            -----------  -------------
   Total assets                              $ 369,866    $   361,158
                                            ===========  =============

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable                           $  15,476    $    13,969
  Accrued expenses and other current
   liabilities                                  48,465         45,256
  Current portion of long-term obligations       6,230          6,331
                                            -----------  -------------
     Total current liabilities                  70,171         65,556
                                            -----------  -------------
Long-term obligations                            5,639          5,952
Other liabilities                               13,464         13,581
                                            -----------  -------------
   Total liabilities                            89,274         85,089
                                            -----------  -------------

Stockholders' equity                           280,592        276,069
                                            -----------  -------------
   Total liabilities and stockholders'
    equity                                   $ 369,866    $   361,158
                                            ===========  =============


    CONTACT: Wright Medical Group, Inc., Arlington
             John K. Bakewell, 901-867-4527